EXHIBIT 10.2c

This Addendum to Employment Contract dated June 1, 1994, by and between The WellCare Management Group, Inc. (hereinafter referred to as "WellCare") and Edward A. Ullmann (hereinafter referred to as "Employee") is entered into this first day of May 1996 for the purpose of amending Section 1 of said Employment Contract.

1. Employee will render full-time professional services to WellCare in the capacity of President with the continuing function of Chief Operating Officer of WellCare for the remaining term of this Contract. Employee will, at all times, faithfully, industriously, and to the best of his ability, perform all duties that may be required of him by virtue of his position to the reasonable satisfaction of the Board of Directors of WellCare.

All other terms and conditions of Employment Contract and Addendums to said Contract will remain in effect and unchanged.
Any other references to job title within Contract and/or Addendums are hereby amended accordingly.


Dated this 1st day of May 1996


The WellCare Management Group, Inc.
/s/ Robert W. Morey
Robert W. Morey, Chief Executive Officer

Employee
/s/ Edward A. Ullmann
Edward A. Ullmann